UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

HL ACQUISITIONS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 22, 2020, HL Acquisitions Corp. (“Company”) mailed a letter to Company shareholders reminding the Company’s shareholders to vote in favor of a proposal to extend the date by which the Company has to consummate its initial business combination from October 2, 2020 to January 2, 2021, in case such additional time is needed. A copy of the letter is being filed herewith as definitive additional materials.

Dear Fellow Shareholder,

You recently received proxy materials for the HL Acquisitions Corp. (the “Company”) extraordinary general meeting of shareholders to be held on Friday, October 2, 2020. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

The Company is asking shareholders to approve one proposal - an extension (the “Extension”) to the date by which the Company has to consummate a business combination from October 2, 2020 to January 2, 2021 (the “Extension Amendment Proposal”). The Extension Amendment Proposal requires approval from holders of 65% of the total outstanding shares of the Company.

IT IS EXTREMELY IMPORTANT THAT SHAREHOLDERS VOTE IN FAVOR OF THE EXTENSION

On June 8, 2020, the Company announced that it executed a definitive agreement for a business combination with Fusion Welcome-Fuel, S.A. (“Fusion Fuel”), a Portuguese public limited company. Fusion Fuel has developed a proprietary technology and process for producing green hydrogen using concentrated photovoltaics. Assuming the transaction is approved by HL shareholders and ultimately consummated, both the Company and Fusion Fuel will become wholly owned subsidiaries of a newly-formed Irish parent (“New Fusion”). New Fusion will be led by the existing management team of Fusion Fuel, which collectively possesses decades of experience in the clean energy sector.

If the Extension Amendment Proposal is not approved, the Company will be unable to consummate its business combination with Fusion Fuel and will commence with the liquidation of the trust account.

You can find more information on the extraordinary general meeting in the Company’s proxy statement at https://www.cstproxy.com/hlacquisitionscorp/sms2020/proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE EXTENSION

YOUR PARTICIPATION IS EXTREMELY IMPORTANT - PLEASE VOTE TODAY

If you have any questions relating to the shareholder meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitor Advantage Proxy toll-free at 1-877-870-8565 or collect at 1-206-870-8565 or by email to ksmith@advantageproxy.com.

We appreciate your support.

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT YOU SHOULD KNOW THAT

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON’T RECEIVE INSTRUCTIONS FROM YOU. PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST